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                                                                   EXHIBIT 10.78


                                    GUARANTY
                             AND WARRANTY AGREEMENT

         GUARANTY AND WARRANTY AGREEMENT (hereinafter, this "Guaranty"), dated as of August 7, 2003 made by UICI, a Delaware corporation (the "Guarantor"), in favor of Lehman Brothers Bank, FSB, a federal savings bank ("LBB").

                             PRELIMINARY STATEMENTS:

         1. Academic Management Services Corp., (the "Seller"), and LBB have entered into a Master Repurchase Agreement dated August 7, 2003 (the "Agreement"). Capitalized terms used herein but not otherwise defined herein, unless the context otherwise requires, shall have the meanings assigned to them in the Agreement

         2. The Guarantor desires to execute and deliver this Guaranty to LBB.

         NOW, THEREFORE, in consideration of the premises and in order to induce LBB to enter into the Agreement, the Guarantor hereby agrees with LBB as follows:

         Section 1. The Guaranty. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to LBB the due and punctual performance and observance of all agreements, covenants or other obligations of the Seller to LBB under the Agreement and the due and punctual payment of the following amounts as and when due pursuant to the Agreement: (a) all Price Differentials (including all Periodic Payments) and any other amounts accrued on or with respect to the Purchase Price or Repurchase Price or any incremental interest added to the Purchase Price or Repurchase Price pursuant to the Agreement; and
(b) all other sums of every kind, nature and character which are or may become due and owing by the Seller under the terms and provisions of the Agreement, whether for the Purchase Price component of any Repurchase Price, fees, expenses, indemnified amounts or otherwise, whether on any Repurchase Date, upon any payment of the Repurchase Price, or for any other reason whatsoever (all such covenants, agreements and obligations on the part of the Seller to be paid or performed and together with all covenants or other obligations in the Agreement ascribed to the Guarantor (and, in each case, regardless of whether incurred after the commencement of any bankruptcy proceeding with respect to Seller) being collectively called the "Obligations"); provided, that, the aggregate amount for which the Guarantor will be liable with respect to the Obligations shall not exceed $13,333,333.33 plus any and all amounts for which Guarantor becomes obligated under clause (a) above or pursuant to the last paragraph of Section 2 hereof. In the event that the Seller shall fail in any manner whatsoever to perform or pay, when required in accordance with the terms of the Agreement, any of the Obligations, then Guarantor will perform and pay, or cause to be duly and punctually performed or paid, the Obligations (limited as provided above with respect to the Obligations set forth in clause (b) above). In no event shall Guarantor be liable for the nonperformance, nonobservance or nonpayment of any Person, other than nonperformance,


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nonobservance or nonpayment of obligations undertaken by the Seller under the
Agreement. All payments to be made by the Guarantor hereunder shall be made when due, without set-off or counterclaim, to LBB at its address set forth below or to such other location or account as LBB shall specify in writing to the Guarantor in United States dollars and in immediately available funds. Guarantor hereby represents and warrants that its obligations hereunder do and shall rank pari passu with all senior unsecured and unsubordinated indebtedness of Guarantor.

         The obligations of the Guarantor hereunder shall not be discharged, impaired or otherwise affected by, to the maximum extent permitted by law, (a) the failure of LBB to assert any claim or demand or to enforce any right or remedy against the Seller (including but not limited to LBB's rights and remedies with respect to the Purchased Student Loans) under the provisions of the Agreement or any document related thereto or otherwise; (b) any extension or renewal of any part of the Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Agreement or of any document related thereto; (d) the bankruptcy, insolvency or reorganization of the Seller; (e) the invalidity or unenforceability of any of the Obligations or
(f) any other event which under law would discharge the obligations of a surety. The Guarantor acknowledges that LBB has been induced to enter into the Agreement in reliance on this Guaranty. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment, and not of collection. This Guaranty shall remain in full force and effect until the Obligations are paid in full and the commitment under the Agreement or any document related thereto is terminated, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

         Guarantor hereby specifically agrees that Guarantor shall not, to the maximum extent permitted by law, be released from liability hereunder by any action taken or omitted to be taken by LBB, the Seller or any of their respective Affiliates, employees, agents or representatives, including, without limitation, a non-judicial sale of property subject to the Agreement that would afford the Seller or the Guarantor a defense based upon the laws (including the anti-deficiency laws) of any state. Guarantor expressly waives, to the maximum extent permitted by law, (i) any defense to the recovery of a deficiency against the Seller or the Guarantor hereunder after such non-judicial sale and (ii) all suretyship defenses that it would otherwise have under the laws of any jurisdiction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency, to the maximum extent permitted by law, remaining after the sale of the Purchased Student Loans (including foreclosure of any security interest), whether or not the liability of the Seller for such deficiency is discharged pursuant to statute or judicial decision.

         The Guarantor waives, to the maximum extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment and all other notices of any kind to or upon the Guarantor with respect to the Obligations.

         The Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of LBB hereunder.

         No payment or payments made by the Seller, the Guarantor, any other guarantor or any other Person or received or collected by LBB from the Seller, the Guarantor, any other


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guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Guarantor hereunder until the Obligations are paid in full and the commitment is terminated.

         The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to LBB on account of its liability hereunder, it will notify LBB in writing that such payment is made under this Guaranty for such purpose.

         Section 2. Representations and Warranties of Guarantor. Guarantor represents and warrants to LBB as follows:

         (a) It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

         (b) It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its businesses shall require such qualifications, licenses or approvals, except where the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of Guarantor.

         (c) It has the corporate power and authority to execute and deliver this Guaranty and to carry out its terms.

         (d) The consummation of the transactions contemplated by this Guaranty and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Guarantor, or any indenture, agreement, or other instrument to which it is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument, other than this Guaranty, nor violate any law or any order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or its properties.

         (e) There are no proceedings or investigations pending, or, to the knowledge of the Guarantor, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or its properties: (i) asserting the invalidity of this Guaranty; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Guaranty; or (iii) seeking any determination or ruling that would


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reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or prospects of the Guarantor, or the performance by the Guarantor of its obligations under, or the validity or enforceability of, this Guaranty.

         (f) All approvals, authorizations, consents, orders or other actions or registrations with any person or any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of this Guaranty, the performance of the transactions contemplated by this Guaranty and the fulfillment of the terms hereof have been obtained.

         In addition, Guarantor represents, warrants and covenants to LBB that each Purchased Student Loan sold under the Agreement and each pool of Purchased Student Loans sold in a Transaction under the Agreement, as of the related Purchase Date will conform to the representations and warranties set forth in
Exhibit III attached to the Agreement and that each Student Loan delivered under the Agreement as Additional Student Loans or Substituted Student Loans, as of the date of such delivery, will conform to the representations and warranties set forth in Exhibit III attached to the Agreement. Guarantor further represents, warrants and covenants to LBB that (i) the Computer Tape with respect to each Purchased Student Loan is complete, true and correct as of the last calendar day of each month, (ii) all Purchased Federal Student Loans will be serviced in accordance with applicable provisions of the Higher Education Act and all Purchased Private Student Loans will be serviced in accordance with applicable requirements of TERI, (iii) it will not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Purchased Student Loans or its beneficial interest therein (other than the security interest described in Section 6 of the Agreement or permitted under the Subordination and Intercreditor Agreement) without the prior express written consent of LBB, (iv) Guarantor shall not permit the Purchased Student Loans to contain (1) any Federal Student Loan which is more than 120 days delinquent, (2) any Private Student Loan which is more than 90 days delinquent, (3) more than 5% by aggregate Purchase Price of Student Loans that are more than 30 days delinquent, (4) more than 2.5% by aggregate Purchase Price of Student Loans that are more than 60 days delinquent, (5) any Federal Student Loan as to which the applicable federal guarantor's obligation to make guaranty payments or the federal reinsurance with respect thereto has for any reason been forfeited or qualified, (6) any Private Student Loan as to which the obligation of TERI to make guaranty payments under the TERI Guaranty Agreement has for any reason been forfeited or qualified or (7) more than 20% by aggregate Purchase Price of Student Loans that are Private Student Loans, and (v) Guarantor shall take all actions necessary to ensure that each Federal Student Loan is subject to a Guaranty Agreement and that each Private Student Loan is subject to a TERI Guaranty Agreement. As a further inducement to LBB entering into the Agreement, Guarantor hereby agrees to purchase any Purchased Student Loans as to which there has occurred a breach of any of the representations, warranties or covenants made by it pursuant to this paragraph (or in the case of clause (iv), above, a sufficient number of Purchased Student Loans to cause compliance with the applicable provision) at a price equal to the unpaid principal balance of the applicable Purchased Student Loans (such balance to include, in the case of Federal Student Loans, accrued interest that is not then payable but is to be capitalized and added to principal) plus accrued and unpaid interest thereon. LBB agrees that the purchase price of any loans purchased by Guarantor pursuant to this paragraph will be counted against the Repurchase Price then outstanding under the Agreement.


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         Section 3. No Subrogation, etc. Guarantor hereby waives all rights of subrogation, contribution, reimbursement, indemnity or otherwise, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by Guarantor pursuant to the provisions of this Guaranty until such time as the Obligations have been indefeasibly paid in full. The parties acknowledge that such waivers shall not apply to payments by Guarantor hereunder that constitute (x) Permitted Indebtedness or indebtedness of the Seller fully subject to the Subordination and Intercreditor Agreement or (y) a purchase of Purchased Student Loans by Guarantor or (z) a purchase of Purchased Student Loans by Seller or any affiliated third party financed in whole or in part by Guarantor. In addition, Guarantor agrees that any payment by it hereunder shall be made in the form of either (x), (y) or (z) as set forth in the preceding sentence; provided that, no purchase of Purchased Student Loans pursuant to clauses (y) or (z) shall occur unless, after giving effect to any such purchase, no Collateral Deficit or Event of Default shall exist under the Agreement. The parties agree that the Purchased Student Loans subject to any such purchase shall have been selected by LBB acting reasonably in selecting a portfolio representative of the entire pool. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for LBB, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to LBB in the exact form received by the Guarantor (duly indorsed by the Guarantor to LBB, if required), to be applied against the Obligations, whether matured or unmatured, in such order as LBB may determine.

         Section 4. Obligations Absolute. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by LBB may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by LBB, and the Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as LBB may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by LBB for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. LBB shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, LBB may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by LBB to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of LBB against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         Section 5. Guaranty Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice


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of or proof of reliance by LBB upon this Guaranty or acceptance of this
Guaranty, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Seller and the Guarantor, on the one hand, and LBB, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantor with respect to the Obligations. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Agreement or any document related thereto, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by LBB, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against LBB, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, LBB may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guaranty for the Obligations or any right of setoff with respect thereto, and any failure by LBB to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guaranty or right of setoff, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of LBB against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of LBB, and its successors, endorsees, transferees and assigns, until all the Obligations have been satisfied or the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Agreement shall be terminated, notwithstanding that from time to time during the term of the Agreement the Seller may be free from any Obligations.

         Section 6. Attorney's Fees. In the event that, upon the occurrence of an Event of Default under the Agreement or a default or other breach by Guarantor hereunder, LBB for any reason whatsoever shall deem it necessary to refer this Guaranty to an attorney for the enforcement thereof or of any rights hereunder or otherwise, there shall be immediately due from Guarantor to LBB, reasonable attorneys' fees and disbursements, together with all costs and expenses of such action.

         Section 7. Amendments in Writing; No Waiver; Cumulative Remedies.

         (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and LBB; provided, that any provision of this Guaranty may be waived by LBB in a letter or agreement executed by LBB or by telex or facsimile transmission from LBB.


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         (b) LBB shall not by any act (except by a written instrument pursuant to Section 7(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of LBB, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by LBB of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that LBB would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         Section 8. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or transmitted or delivered at the following addresses:

         if to the Guarantor:

                           UICI
                           9151 Grapevine Highway
                           4th Floor
                           North Richland Hills, TX 76180
                           Attention: Glenn Reed
                           Phone: 817-255-5419
                           Fax: 817-255-5394|
                           email:  greed@uici.net

         if to LBB:

                           Lehman Brothers Bank, FSB
                           745 Seventh Avenue
                           New York, New York  10019
                           Attention:  George Janes
                           Phone Number (212) 526-5129
                           Fax number (646) 758-2115
                           Attention: Patrick Healey
                           Phone (212) 526-4163
                           Fax Number (646) 758-2254

         with a copy to:

                           Lehman Brothers Bank, FSB
                           101 Hudson Street, 30th Floor
                           Jersey City, NJ  07302
                           Attention:  Cris Czako
                           Telephone:  (201) 524-4494
                           Facsimile:  (201) 524-4439


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         Any party may change its respective address in a written notice to the other parties hereto complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective when deposited in the mails, and, when transmitted by telex or facsimile, when sent, addressed as aforesaid.

         Section 9. Right of Set-off. In addition to any rights and remedies of LBB provided by law or otherwise, LBB shall have the right, without prior notice to Guarantor, any such notice being expressly waived by Guarantor to the extent permitted by applicable law, to set off, appropriate and apply against any amount becoming due and payable by Guarantor hereunder such amount against any and all deposits (general or special), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by LBB or any affiliate thereof to or for the credit or the account of Guarantor. LBB agrees promptly to notify Guarantor after any such set-off, appropriation and application made by LBB, provided that the failure to give such notice shall not affect the validity of such set-off, appropriation and application.

         Section 10. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by LBB upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

         Section 11. Successors and Assigns. This Guaranty shall (i) be binding upon the Guarantor, its successors and assigns, and (ii) inure to the benefit of LBB and its successors and assigns under the Agreement; provided that the Guarantor may not assign its obligations hereunder without the consent of LBB which consent shall not be unreasonably withheld.

         Section 12. Acknowledgments. The Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the Agreement and other documents related thereto to which it is a party;

         (b) LBB has no fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guaranty, the Agreement or any document related thereto to which it is a party, and the relationship between the Guarantor and the Seller, on one hand, and LBB, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and;

         (c) no joint venture is created hereby or by the Agreement or any document related thereto or otherwise exists by virtue of the transactions contemplated hereby among the Guarantor, the Seller and LBB.

         Section 13. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY, THE AGREEMENT OR ANY OTHER DOCUMENT RELATED THERETO AND FOR ANY COUNTERCLAIM THEREIN.


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         Section 14. Miscellaneous. The headings in the Guaranty are for purposes of reference only and shall not limit or define the meaning hereof. This Guaranty may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Guaranty shall provide to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Guaranty that shall remain binding on all parties hereto.

         Section 15. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such State. Guarantor hereby waives the right to impose counterclaims or set-offs of any kind or description unless such counterclaim or set-off is compulsory or mandatory in nature under the New York Civic Practice Law and Rules. Guarantor further agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Guaranty.



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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf as of the date first written above.


                                            UICI



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


Attest:



By:
    -------------------------
    Name:
    Title:


Accepted and confirmed as of the date first written above:

LEHMAN BROTHERS BANK, FSB



By:
    -------------------------
    Name:
    Title: